UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 7, 2014

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 7, 2014, Banner Corporation, a Washington corporation (“Banner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Siuslaw Financial Group, Inc., an Oregon corporation (“Siuslaw”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Siuslaw will merge with and into Banner (the "Merger"), with Banner as the surviving corporation in the Merger. Immediately following the Merger, Siuslaw's wholly owned subsidiary bank, Siuslaw Bank, an Oregon state chartered commercial bank, will merge with and into Banner's wholly owned subsidiary bank, Banner Bank.

Subject to the terms and conditions of the Merger Agreement, the transaction provides for the Siuslaw shareholders to receive $1.41622 in cash plus 0.32231 of a share of Banner common stock in exchange for each share of Siuslaw common stock.  In connection with the transaction, the Siuslaw preferred stock will convert to Siuslaw common stock and the preferred shareholders will receive the same merger consideration as the other Siuslaw common shareholders. Based on the Banner closing price of $39.14 per share on August 7, 2014, the merger consideration would be $14.03 per Siuslaw share and the transaction would have an aggregate value of $57.5 million.

The Merger Agreement contains customary representations and warranties from both Banner and Siuslaw, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Siuslaw, specific forbearances with respect to its business activities, (2) Siuslaw’s obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, and (3) Siuslaw’s non-solicitation obligations relating to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Siuslaw's shareholders and the receipt of required regulatory approvals. Each of the directors and executive officers of Siuslaw have executed voting agreements pursuant to which they have agreed to vote their shares in favor of the Merger Agreement.  The Merger Agreement is subject to termination by Banner and Siuslaw pursuant to certain termination rights set forth in the Merger Agreement.  The Merger is expected to be completed in the latter part of the fourth quarter of 2014.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner and Siuslaw might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2)  the requisite shareholder and regulatory approvals for the Banner-Siuslaw merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines;  (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Siuslaw that also constitutes a prospectus of Banner, which will be sent to the shareholders of Siuslaw.  Shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Siuslaw and the proposed transaction.  When filed, this document and other documents relating to the merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Siuslaw’s website at http://www.siuslawbank.com/Investor-Relations.aspx.  Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Siuslaw, upon written request to Siuslaw Financial Group, Inc., Attn: Investor Relations, P.O. Box 280, Florence, Oregon 97439 or by calling (541) 997-3486.

Banner Corporation and Siuslaw Financial Group, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Siuslaw shareholders in connection with the merger.  Information about the directors and executive officers of Siuslaw and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 7.01  Regulation FD Disclosure

The joint press release issued by Banner and Siuslaw on August 7, 2014 announcing the Merger Agreement is furnished herewith as Exhibit 99.1. The investor presentation material concerning the proposed transaction is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

2.1	Agreement and Plan of Merger dated as of August 7, 2014 by and between Banner Corporation and Siuslaw Financial Group, Inc.
99.1	Joint Press Release dated August 7, 2014
99.2	Investor Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: August 8, 2014	By: /s/Lloyd W. Baker
Lloyd W. Baker Executive Vice President and Chief Financial Officer